UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 12, 2006

                             SAFARI ASSOCIATES INC.
                     (Name of small business in its charter)


            Utah                        0-30215                 87-9369569
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification Number)




           12753 Mulholland Dr, Beverly Hills, Ca             90210
          (Address of principal executive offices)          (Zip Code)


                    Issuer's telephone number: (310) 733-0879


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On September 8, 2006, the existing director of the Company Lillian Berger resigned as a director of the Board of Directors. The Company's Chief Executive Officer and Chairman, Zirk Engelbrecht appointed Christopher Day to fill the vacancy.

The following table sets forth the names and positions of the current officers and directors of the Company. The Company has not had standing audit, nominating or compensation committees of the Board of Directors or committees performing similar functions. All such applicable functions have been performed by the Board of Directors as a whole.

The directors and executive officers currently serving the Company are as follows:

NAME                      AGE       POSITION
----                      ---       --------
Zirk Engelbrecht           49       Chief Executive Officer, Chairman
Patrick Day                21       Director
Christopher Day            20       Director

The directors named above will serve until the first annual meeting of the Company's stockholders following completion of the share exchange transaction or until their successors have been appointed. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company's board. There are also no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company's affairs.

Biographical Information

ZIRK ENGELBRECHT- Mr. Engelbrecht holds a degree in Mechanical Engineering. Mr. Engelbrecht has extensive experience with public companies in South Africa and the United States and has overseen the venture capital phase and public registration of numerous public companies since 1994.


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

PATRICK R. DAY - Director - Patrick has attended the University of Utah for two years studying political science as a platform to law school. He has been employed by American Registrar & Transfer Company for seven years and has spent the last three years as Account Manager.

CHRISTOPHER DAY- Christopher Michael Day is am a twenty year old student at the University of Utah, seeking a Bachelor's Degree of Science in Entrepreneurism, and has achieved an Associates Degree in Applied Science.

PRINCIPAL SHARE OWNERSHIP

The following table sets forth, as of September 8, 2006, (immediately following the Exchange), stock ownership of each executive officer and director of the Company, of all executive officers and directors of the Company, as a group, and of each person known by the Company to be a beneficial owner of 5% or more of its Common Stock.
 Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power as to such shares. No person listed below has any options, warrant or other right to acquire additional securities of the Company except as may be otherwise noted.

Name and Address                             Number of Shares        Percent
                                             Beneficially Owned      of Class

Lillian Berger                                    300,000              11.8%
13 Eastbourne Drive
Spring Valley, NY 10977

Zirk Engelbrecht                                  310,730              12.2%
646 West Highland Ave.
Redlands, CA 92373

Patrick Day                                       10,000               0.03%
9300 South Redwood Road
West Jordon, UT 84088

Christopher Day                                   10,000               0.03%
11831 Cottage Side Way
Draper, UT 84020

All officers and directors as a group             330,730             13.03%
Total                                             630,730             24.85%




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


SAFARI ASSOCIATES INC.


By: /s/ Izak Zirk Englebrecht

Date: September 12, 2006
















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